Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Fourth Quarter Results and Record Net Income of $113.9 Million for the Full Year 2024

Fourth Quarter Highlights

•	Net income of $30.2 million, or $1.77 per diluted share
•	Adjusted net income of $32.8 million, or $1.93 per diluted share (non-GAAP)
•	Record quarterly net interest income of $61.2 million
•	Expanded NIM by 5 basis points and adjusted NIM (TEY) (non-GAAP) by 6 basis points to 3.40%
•	Significant capital markets revenue of $20.6 million, including a $1.4 million gain on fourth securitization
•	Tangible book value per share (non-GAAP) grew $1.21, or 10% annualized
•	TCE/TA ratio (non-GAAP) improved by 31 basis points to 9.55%

Full Year Highlights

•	Record annual net income of $113.9 million, or $6.71 per diluted share
•	Record adjusted net income (non-GAAP) of $119.3 million, or $7.03 per diluted share (non-GAAP)
•	Significant capital markets revenue of $71.1 million
•	Robust loan growth of 10% prior to loan securitizations and strong deposit growth of 8%
•	Tangible book value per share (non-GAAP) increased $6.40, or 15%
•	TCE/TA ratio (non-GAAP) improved by 80 basis points to 9.55%

Moline, IL, January 22, 2025 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $30.2 million and diluted earnings per share (“EPS”) of $1.77 for the fourth quarter of 2024, compared to net income of $27.8 million and diluted EPS of $1.64 for the third quarter of 2024. For the full year, the Company reported record net income of $113.9 million, or $6.71 per diluted share.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the fourth quarter of 2024 were $32.8 million and $1.93, respectively. For the third quarter of 2024, adjusted net income (non-GAAP) was $30.3 million and adjusted diluted EPS (non-GAAP) was $1.78. For the fourth quarter of 2023, net income and diluted EPS were $32.9 million and $1.95, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $33.3 million and $1.97, respectively. Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the full year of 2024 were $119.3 million and $7.03, respectively.

	For the Quarter Ended
	December 31,	September 30,	December 31,
$ in millions (except per share data)	2024	2024	2023
Net Income	$30.2	$27.8	$32.9
Diluted EPS	$1.77	$1.64	$1.95
Adjusted Net Income (non-GAAP)*	$32.8	$30.3	$33.3
Adjusted Diluted EPS (non-GAAP)*	$1.93	$1.78	$1.97

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered our strongest results of the year in the fourth quarter, generating record full year results. Our exceptional performance was highlighted by significant growth in net interest income, driven by margin expansion, and robust loan growth,” said Larry J. Helling, Chief Executive Officer. “Additionally, we produced another strong year of capital markets and wealth management revenue while controlling our core operating expenses and maintaining excellent asset quality. We also successfully executed on our fourth low-income housing tax credit securitization during the fourth quarter.”

“We begin 2025 with a solid pipeline of loans and deposits, strong credit quality, and well-managed expenses. Our focus remains on growing our franchise through relationship-driven banking and executing on our unique business model which delivers exceptional operational performance for our shareholders,” said Mr. Helling.

Record Net Interest Income and Continued NIM Expansion

Net interest income for the fourth quarter of 2024 totaled $61.2 million, an increase of $1.5 million from the third quarter of 2024. Acquisition-related net accretion totaled $471 thousand for the fourth quarter of 2024, compared to $463 thousand in the third quarter of 2024. Net interest income was $55.7 million for the fourth quarter of 2023.

In the fourth quarter of 2024, net interest margin (“NIM”) was 2.95% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.43%, up from 2.90% and 3.37% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.40% was also up from 3.34% in the third quarter of 2024.

“Our adjusted NIM on a tax equivalent yield basis improved by 6 basis points to 3.40% in the fourth quarter near the top end of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “We were successful in significantly reducing our cost of interest-bearing deposits in the fourth quarter by 33 basis points, contributing to a significant decrease in our funding costs. Our ability to aggressively react to the recent Fed interest rate cuts has contributed meaningfully to our NIM expansion.” Looking forward, the Company expects to continue growing its NIM in the first quarter of 2025. “We project our adjusted NIM on a tax equivalent yield basis for the first quarter of 2025 to be in the range from static to an increase of 5 basis points,” said Mr. Gipple.

Significant Capital Markets and Wealth Management Revenue

Noninterest income for the fourth quarter of 2024 totaled $30.6 million, up from $27.2 million for the third quarter of 2024. The Company generated strong capital markets revenue of $20.6 million up from $16.3 million in the prior quarter. Capital markets revenue in the fourth quarter included a $1.4 million gain from the Company’s fourth low-income housing tax credit (“LIHTC”) securitization, compared to a $473 thousand loss in the third quarter of 2024. Wealth management revenues also increased during the fourth quarter with $4.8 million in revenue, up from $4.5 million in the prior quarter, or 25% annualized.

“Our capital markets business delivered strong results, fueled by swap fees generated through our LIHTC lending program. The strong demand for affordable housing continues to support the sustainability of our LIHTC lending initiatives," said Mr. Gipple. "Our LIHTC lending pipeline and related capital markets revenue remains solid. As a result, we expect our capital markets revenue from swap fees for the next twelve months to be in a range of $50 to $60 million. Furthermore, our wealth management business continues to expand, driven by new client acquisitions and growth in assets under management.”

Noninterest Expenses Impacted by Higher Incentive Compensation but Efficiency Ratio Improves

Noninterest expense for the fourth quarter of 2024 totaled $53.5 million which was consistent with the prior quarter, and lower than $60.9 million in the fourth quarter of 2023. The fourth quarter included higher incentive-based compensation related to strong fourth quarter and record full year performance as well as investments in the digital transformation of the Company’s core systems.

“Our core expenses, while impacted by higher incentive compensation and system conversion expenses during the fourth quarter, remained well-controlled for the full year, decreasing $5.1 million, or 2% from the prior year,” said Mr. Gipple. The Company’s efficiency ratio (non-GAAP) improved to 58.26% and the adjusted efficiency ratio (non-GAAP) improved to 56.25% in the fourth quarter of 2024. For the first quarter of 2025 we expect noninterest expense to be in the range of $52 to $55 million, an increase of 4% which aligns with the Company’s 9/6/5 strategic model.

Continued Strong Loan Growth

During the fourth quarter of 2024, loans and leases held for investment grew $120.5 million, or 7% annualized from the prior quarter to a total of $6.8 billion. For the full year, prior to loan securitizations of $387 million, the Company’s total loans and leases grew $628 million, or 10% from the prior year.

“Our solid performance reflects the strength of our unique, relationship-driven community banking model and the economic resilience within our markets”, added Mr. Helling. “With our current pipeline and the continued strength of our markets, we anticipate gross loan growth between 8% and 10% for the full year 2025. When factoring in the loan securitization that we have planned for 2025 and the continuing runoff of m2 Equipment Finance loans, we are targeting net loan growth between 1% and 3% for the year.”

Asset Quality Remains Excellent

Nonperforming assets (“NPAs”) totaled $45.6 million at the end of the fourth quarter of 2024, an increase of $9.9 million from $35.7 million at the end of the third quarter of 2024. The increase in NPAs was primarily due to three loans in discrete industries. These changes are reflective of the credit environment normalizing from historically low levels.

The ratio of NPAs to total assets was 0.50% on December 31, 2024, compared to 0.39% on September 30, 2024. In addition, the Company’s criticized loans and classified loans to total loans and leases on December 31, 2024, were 2.34% and 1.25% compared to 2.20% and 1.03%, respectively, as of September 30, 2024. At December 31, 2024, approximately 43% of the Company’s total NPAs are comprised of just four relationships. The Company’s largest NPA of $9.7 million was fully paid off in mid-January of 2025. This successful outcome reduced total NPAs down to $35.9 million, or 0.40% of total assets on a proforma basis, consistent with December 31, 2023.

The Company recorded a total provision for credit losses of $5.2 million during the fourth quarter of 2024, representing a $1.7 million increase from the prior quarter driven by strong loan growth and an increase in criticized loan balances. As of December 31, 2024, the allowance for credit losses to total loans/leases held for investment was 1.32%, an increase of 2 basis points from the prior quarter.

Strong Core Deposit Growth and Increased Liquidity

During the fourth quarter of 2024, core deposits, which exclude brokered deposits, increased $75.6 million or 5% annualized. For the full year total core deposits grew $474 million or 8% from the prior year, outpacing net loan growth and increasing immediate liquidity.

Total uninsured and uncollateralized deposits remain quite low at $1.3 billion, or 19% of total deposits as of the end of the fourth quarter of 2024, compared to 21% as of the end of the third quarter of 2024. Total available liquidity as of quarter end was approximately $4 billion, which included $1.7 billion in instantly accessible liquidity.

Capital Levels Increased

As of December 31, 2024, the Company’s total risk-based capital ratio was 14.10%, its common equity tier 1 ratio was 10.03% and its tangible common equity to tangible assets ratio (“TCE”) (non-GAAP) was 9.55%. By comparison, these ratios were 13.87%, 9.79% and 9.24%, respectively, as of September 30, 2024. We remain focused on growing capital and targeting TCE in the top quartile of the Company’s peer group.

The Company’s tangible book value per share (non-GAAP) increased by $1.21, or 10% annualized during the fourth quarter, of 2024. For the full year the tangible book value per share (non-GAAP) increased by $6.40, or 15% from the prior year. The combination of strong earnings and a modest dividend contributed to the improvement in tangible book value per share (non-GAAP). Accumulated other comprehensive income (“AOCI”) decreased $9.6 million during the fourth quarter of 2024 due to a decrease in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in long-term interest rates during the quarter.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, January 23, 2025, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through January 30, 2025. The replay access information is 877-344-7529 (international 412-317-0088); access code 8346661. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its four wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994; Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001; Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016; and Guaranty Bank (formerly known as Springfield Fist Community Bank), based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of December 31, 2024, the Company had $9.0 billion in assets, $6.8 billion in loans and $7.1 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or threats thereof (including the Russian invasion of Ukraine and ongoing conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the bank failures in 2023; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (viii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (ix) unexpected results of acquisitions which may include failure to realize the anticipated benefits of the acquisitions and the possibility that transaction costs may be greater than anticipated; (x) the loss of key executives and employees, talent shortages and employee turnover; (xi) changes in consumer spending; (xii) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xvi) the overall health of the local and national real estate market; (xvii) the ability to maintain an adequate level of allowance for credit losses on loans; (xviii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xix) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xx) the level of non-performing assets on our balance sheets; (xxi) interruptions involving our information technology and communications systems or third-party servicers; (xxii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiii) changes in the interest rates and repayment rates of the Company’s assets; (xxiv) the effectiveness of the Company’s risk management framework, and (xxv) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$91,732	$103,840	$92,173	$80,988	$97,123
Federal funds sold and interest-bearing deposits	170,592	159,159	102,262	77,020	140,369
Securities, net of allowance for credit losses	1,200,435	1,146,046	1,033,199	1,031,861	1,005,528
Loans receivable held for sale (1)	2,143	167,047	246,124	275,344	2,594
Loans/leases receivable held for investment	6,782,261	6,661,755	6,608,262	6,372,992	6,540,822
Allowance for credit losses	(89,841)	(86,321)	(87,706)	(84,470)	(87,200)
Intangibles	11,061	11,751	12,441	13,131	13,821
Goodwill	138,596	138,596	139,027	139,027	139,027
Derivatives	186,781	261,913	194,354	183,888	188,978
Other assets	532,270	524,779	531,855	509,768	497,832
Total assets	$9,026,030	$9,088,565	$8,871,991	$8,599,549	$8,538,894

Total deposits	$7,061,187	$6,984,633	$6,764,667	$6,806,775	$6,514,005
Total borrowings	569,532	660,344	768,671	489,633	718,295
Derivatives	214,823	285,769	221,798	211,677	214,098
Other liabilities	183,101	181,199	180,536	184,122	205,900
Total stockholders' equity	997,387	976,620	936,319	907,342	886,596
Total liabilities and stockholders' equity	$9,026,030	$9,088,565	$8,871,991	$8,599,549	$8,538,894

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$387,991	$387,409	$362,115	$326,129	$325,243
Commercial and industrial - other	1,295,961	1,321,053	1,370,561	1,374,333	1,390,068
Commercial and industrial - other - LIHTC	218,971	89,028	92,637	96,276	91,710
Total commercial and industrial	1,902,923	1,797,490	1,825,313	1,796,738	1,807,021
Commercial real estate, owner occupied	605,993	622,072	633,596	621,069	607,365
Commercial real estate, non-owner occupied	1,077,852	1,103,694	1,082,457	1,055,089	1,008,892
Construction and land development	395,557	342,335	331,454	410,918	477,424
Construction and land development - LIHTC	917,986	913,841	750,894	738,609	943,101
Multi-family	303,662	324,090	329,239	296,245	284,721
Multi-family - LIHTC	828,448	973,682	1,148,244	1,007,321	711,422
Direct financing leases	17,076	19,241	25,808	28,089	31,164
1-4 family real estate	588,179	587,512	583,542	563,358	544,971
Consumer	146,728	144,845	143,839	130,900	127,335
Total loans/leases	$6,784,404	$6,828,802	$6,854,386	$6,648,336	$6,543,416
Less allowance for credit losses	89,841	86,321	87,706	84,470	87,200
Net loans/leases	$6,694,563	$6,742,481	$6,766,680	$6,563,866	$6,456,216

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$20,591	$18,621	$20,101	$14,442	$14,973
Municipal securities	971,567	965,810	885,046	884,469	853,645
Residential mortgage-backed and related securities	50,042	53,488	54,708	56,071	59,196
Asset backed securities	9,224	10,455	12,721	14,285	15,423
Other securities	65,745	39,190	38,464	40,539	41,115
Trading securities (3)	83,529	58,685	22,362	22,258	22,368
Total securities	$1,200,698	$1,146,249	$1,033,402	$1,032,064	$1,006,720
Less allowance for credit losses	263	203	203	203	1,192
Net securities	$1,200,435	$1,146,046	$1,033,199	$1,031,861	$1,005,528

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$921,160	$969,348	$956,445	$955,167	$1,038,689
Interest-bearing demand deposits	4,828,216	4,715,087	4,644,918	4,714,555	4,338,390
Time deposits	953,496	942,847	859,593	875,491	851,950
Brokered deposits	358,315	357,351	303,711	261,562	284,976
Total deposits	$7,061,187	$6,984,633	$6,764,667	$6,806,775	$6,514,005

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$145,383	$145,383	$135,000	$135,000	$135,000
Overnight FHLB advances	140,000	230,000	350,000	70,000	300,000
Other short-term borrowings	1,800	2,750	1,600	2,700	1,500
Subordinated notes	233,489	233,383	233,276	233,170	233,064
Junior subordinated debentures	48,860	48,828	48,795	48,763	48,731
Total borrowings	$569,532	$660,344	$768,671	$489,633	$718,295

(1)	Loans with a fair value of $0 million, $165.9 million, $243.2 million, $274.8 million and $0 million have been identified for securitization and are included in LHFS at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.0 billion at December 31, 2024.
(3)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$121,642	$125,420	$119,746	$115,049	$112,248
Interest expense	60,438	65,698	63,583	60,350	56,512
Net interest income	61,204	59,722	56,163	54,699	55,736
Provision for credit losses	5,149	3,484	5,496	2,969	5,199
Net interest income after provision for credit losses	$56,055	$56,238	$50,667	$51,730	$50,537

Trust fees	$3,456	$3,270	$3,103	$3,199	$3,084
Investment advisory and management fees	1,320	1,229	1,214	1,101	1,052
Deposit service fees	2,228	2,294	1,986	2,022	2,008
Gains on sales of residential real estate loans, net	734	385	540	382	323
Gains on sales of government guaranteed portions of loans, net	49	-	12	24	24
Capital markets revenue	20,552	16,290	17,758	16,457	36,956
Earnings on bank-owned life insurance	797	814	2,964	868	832
Debit card fees	1,555	1,575	1,571	1,466	1,561
Correspondent banking fees	560	507	510	512	465
Loan related fee income	950	949	962	836	845
Fair value gain (loss) on derivatives and trading securities	(1,781)	(886)	51	(163)	(582)
Other	205	730	218	154	1,161
Total noninterest income	$30,625	$27,157	$30,889	$26,858	$47,729

Salaries and employee benefits	$33,610	$31,637	$31,079	$31,860	$41,059
Occupancy and equipment expense	6,354	6,168	6,377	6,514	6,789
Professional and data processing fees	5,480	4,457	4,823	4,613	4,223
Restructuring expense	-	1,954	-	-	-
FDIC insurance, other insurance and regulatory fees	1,934	1,711	1,854	1,945	2,115
Loan/lease expense	513	587	151	378	834
Net cost of (income from) and gains/losses on operations of other real estate	23	(42)	28	(30)	38
Advertising and marketing	1,886	2,124	1,565	1,483	1,641
Communication and data connectivity	345	333	318	401	449
Supplies	252	278	259	275	333
Bank service charges	635	603	622	568	761
Correspondent banking expense	328	325	363	305	300
Intangibles amortization	691	690	690	690	716
Goodwill impairment	-	431	-	-	-
Payment card processing	516	785	706	646	836
Trust expense	381	395	379	425	413
Other	551	1,129	674	617	431
Total noninterest expense	$53,499	$53,565	$49,888	$50,690	$60,938

Net income before income taxes	$33,181	$29,830	$31,668	$27,898	$37,328
Federal and state income tax expense	2,956	2,045	2,554	1,172	4,473
Net income	$30,225	$27,785	$29,114	$26,726	$32,855

Basic EPS	$1.80	$1.65	$1.73	$1.59	$1.96
Diluted EPS	$1.77	$1.64	$1.72	$1.58	$1.95

Weighted average common shares outstanding	16,871,652	16,846,200	16,814,814	16,783,348	16,734,080
Weighted average common and common equivalent shares outstanding	17,024,481	16,982,400	16,921,854	16,910,675	16,875,952

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Year Ended
	December 31,	December 31,
	2024	2023
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$481,857	$413,410
Interest expense	250,069	192,404
Net interest income	231,788	221,006
Provision for credit losses	17,098	16,539
Net interest income after provision for credit losses	$214,690	$204,467

Trust fees	$13,028	$11,697
Investment advisory and management fees	4,864	3,864
Deposit service fees	8,530	8,177
Gains on sales of residential real estate loans, net	2,041	1,611
Gains on sales of government guaranteed portions of loans, net	85	54
Capital markets revenue	71,057	92,065
Securities losses, net	-	(451)
Earnings on bank-owned life insurance	5,443	4,184
Debit card fees	6,167	6,200
Correspondent banking fees	2,089	1,662
Loan related fee income	3,697	3,066
Fair value loss on derivatives and trading securities	(2,779)	(1,262)
Other	1,307	1,817
Total noninterest income	$115,529	$132,684

Salaries and employee benefits	$128,186	$136,619
Occupancy and equipment expense	25,413	25,031
Professional and data processing fees	19,373	16,271
Post-acquisition compensation, transition and integration costs	-	207
Restructuring expense	1,954	-
FDIC insurance, other insurance and regulatory fees	7,444	7,137
Loan/lease expense	1,629	2,868
Net cost of (income from) and gains/losses on operations of other real estate	(21)	(26)
Advertising and marketing	7,058	6,042
Communication and data connectivity	1,397	2,063
Supplies	1,064	1,254
Bank service charges	2,428	2,592
Correspondent banking expense	1,321	963
Intangibles amortization	2,761	2,938
Goodwill impairment	431	-
Payment card processing	2,653	2,656
Trust expense	1,580	1,396
Other	2,971	2,520
Total noninterest expense	$207,642	$210,531

Net income before income taxes	$122,577	$126,620
Federal and state income tax expense	8,727	13,062
Net income	$113,850	$113,558

Basic EPS	$6.77	$6.79
Diluted EPS	$6.71	$6.73

Weighted average common shares outstanding	16,829,004	16,732,406
Weighted average common and common equivalent shares outstanding	16,959,853	16,866,391

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of and for the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,882,045	16,861,108	16,824,985	16,807,056	16,749,254
Book value per common share (1)	$59.08	$57.92	$55.65	$53.99	$52.93
Tangible book value per common share (Non-GAAP) (2)	$50.21	$49.00	$46.65	$44.93	$43.81
Closing stock price	$80.64	$74.03	$60.00	$60.74	$58.39
Market capitalization	$1,361,368	$1,248,228	$1,009,499	$1,020,861	$977,989
Market price / book value	136.49%	127.81%	107.82%	112.51%	100.31%
Market price / tangible book value	160.59%	151.07%	128.62%	135.18%	133.29%
Earnings per common share (basic) LTM (3)	$6.77	$6.93	$6.78	$6.75	$6.78
Price earnings ratio LTM (3)	11.91 x	10.68 x	8.85 x	9.00 x	8.61 x
TCE / TA (Non-GAAP) (4)	9.55%	9.24%	9.00%	8.94%	8.75%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$976,620	$936,319	$907,342	$886,596	$828,383
Net income	30,225	27,785	29,114	26,726	32,855
Other comprehensive income (loss), net of tax	(9,628)	12,057	(368)	(5,373)	25,363
Common stock cash dividends declared	(1,013)	(1,012)	(1,008)	(1,008)	(1,004)
Other (5)	1,183	1,471	1,239	401	999
Ending balance	$997,387	$976,620	$936,319	$907,342	$886,596

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.10%	13.87%	14.21%	14.30%	14.29%
Tier 1 risk-based capital ratio	10.57%	10.33%	10.49%	10.50%	10.27%
Tier 1 leverage capital ratio	10.73%	10.50%	10.40%	10.33%	10.03%
Common equity tier 1 ratio	10.03%	9.79%	9.92%	9.91%	9.67%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.34%	1.24%	1.33%	1.25%	1.54%	1.29%	1.39%
Return on average total equity (annualized)	12.15%	11.55%	12.63%	11.83%	15.42%	12.04%	13.78%
Net interest margin	2.95%	2.90%	2.82%	2.82%	2.90%	2.88%	2.97%
Net interest margin (TEY) (Non-GAAP)(7)	3.43%	3.37%	3.27%	3.25%	3.32%	3.33%	3.35%
Efficiency ratio (Non-GAAP) (8)	58.26%	61.65%	57.31%	62.15%	58.90%	59.78%	59.52%
Gross loans/leases held for investment / total assets	75.14%	73.30%	74.48%	74.11%	76.60%	75.14%	76.63%
Gross loans/leases held for investment / total deposits	96.05%	95.38%	97.69%	93.63%	100.41%	96.05%	100.45%
Effective tax rate	8.91%	6.86%	8.06%	4.20%	11.98%	7.12%	10.32%
Full-time equivalent employees	980	976	988	986	996	980	996

AVERAGE BALANCES
Assets	$9,050,280	$8,968,653	$8,776,002	$8,550,855	$8,535,732	$8,837,393	$8,165,805
Loans/leases	6,839,153	6,840,527	6,779,075	6,598,614	6,483,572	6,764,754	6,337,551
Deposits	7,109,567	6,858,196	6,687,188	6,595,453	6,485,154	6,813,620	6,325,790
Total stockholders' equity	995,012	962,302	921,986	903,371	852,163	945,848	825,557

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$5,617	$67	4.68%	$12,596	$173	5.37%	$18,644	$257	5.47%
Interest-bearing deposits at financial institutions	158,151	1,823	4.59%	145,597	1,915	5.23%	72,439	986	5.40%
Investment securities - taxable	375,552	4,230	4.49%	381,285	4,439	4.64%	365,686	4,080	4.45%
Investment securities - nontaxable (1)	829,544	12,286	5.92%	760,645	10,744	5.65%	650,069	8,380	5.15%
Restricted investment securities	33,173	608	7.17%	42,546	840	7.73%	40,625	670	6.45%
Loans (1)	6,839,153	112,325	6.53%	6,840,527	116,854	6.80%	6,483,572	105,830	6.48%
Total earning assets (1)	$8,241,190	$131,339	6.34%	$8,183,196	$134,965	6.56%	$7,631,035	$120,203	6.26%

Interest-bearing deposits	$4,881,914	$39,408	3.21%	$4,739,757	$42,180	3.54%	$4,465,279	$37,082	3.29%
Time deposits	1,248,412	13,868	4.42%	1,164,560	13,206	4.51%	982,356	10,559	4.26%
Short-term borrowings	1,862	22	4.67%	2,485	32	5.07%	1,101	15	5.18%
Federal Home Loan Bank advances	236,525	2,802	4.64%	445,632	5,972	5.24%	360,000	4,841	5.26%
Subordinated debentures	233,419	3,636	6.23%	233,313	3,616	6.20%	232,994	3,308	5.68%
Junior subordinated debentures	48,839	701	5.62%	48,806	693	5.56%	48,710	708	5.68%
Total interest-bearing liabilities	$6,650,971	$60,437	3.61%	$6,634,553	$65,699	3.93%	$6,090,440	$56,513	3.68%

Net interest income (1)		$70,902			$69,266			$63,690
Net interest margin (2)			2.95%			2.90%			2.90%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.43%			3.37%			3.32%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.34%			3.29%

	For the Year Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Fed funds sold	$12,788	$692	5.33%	$19,110	$998	5.22%
Interest-bearing deposits at financial institutions	119,255	6,077	5.10%	80,924	4,137	5.11%
Investment securities - taxable	377,039	17,216	4.55%	346,579	14,927	4.30%
Investment securities - nontaxable (1)	745,502	41,843	5.61%	611,924	28,272	4.62%
Restricted investment securities	39,293	2,991	7.49%	39,273	2,346	5.89%
Loans (1)	6,764,754	449,570	6.65%	6,337,551	390,967	6.17%
Total earning assets (1)	$8,058,631	$518,389	6.43%	$7,435,361	$441,647	5.94%

Interest-bearing deposits	$4,700,762	$161,584	3.44%	$4,191,913	$121,662	2.90%
Time deposits	1,153,407	51,547	4.47%	1,010,827	37,784	3.74%
Short-term borrowings	1,850	98	5.24%	2,781	152	6.44%
Federal Home Loan Bank advances	375,214	19,751	5.18%	323,904	16,740	5.10%
Subordinated debentures	233,260	14,314	6.14%	232,837	13,230	5.68%
Junior subordinated debentures	48,791	2,775	5.59%	48,662	2,836	5.75%
Total interest-bearing liabilities	$6,513,284	$250,069	3.83%	$5,810,924	$192,404	3.31%

Net interest income (1)		$268,320			$249,243
Net interest margin (2)			2.88%			2.97%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.33%			3.35%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.31%			3.32%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$86,321	$87,706	$84,470	$87,200	$87,669
Change in ACL for transfer of loans to LHFS	93	(1,812)	498	(3,377)	266
Credit loss expense	6,832	3,828	4,343	3,736	2,519
Loans/leases charged off	(4,787)	(3,871)	(1,751)	(3,560)	(3,354)
Recoveries on loans/leases previously charged off	1,382	470	146	471	100
Ending balance	$89,841	$86,321	$87,706	$84,470	$87,200

NONPERFORMING ASSETS
Nonaccrual loans/leases	$40,080	$33,480	$33,546	$29,439	$32,753
Accruing loans/leases past due 90 days or more	4,270	1,298	87	142	86
Total nonperforming loans/leases	44,350	34,778	33,633	29,581	32,839
Other real estate owned	661	369	369	784	1,347
Other repossessed assets	543	542	512	962	-
Total nonperforming assets	$45,554	$35,689	$34,514	$31,327	$34,186

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.50%	0.39%	0.39%	0.36%	0.40%
ACL for loans and leases / total loans/leases held for investment	1.32%	1.30%	1.33%	1.33%	1.33%
ACL for loans and leases / nonperforming loans/leases	202.57%	248.21%	260.77%	285.55%	265.54%
Net charge-offs as a % of average loans/leases	0.05%	0.05%	0.02%	0.05%	0.05%

INTERNALLY ASSIGNED RISK RATING (1) (2)
Special mention	$73,636	$80,121	$85,096	$111,729	$125,308
Substandard (3)	84,930	70,022	80,345	70,841	70,425
Doubtful (3)	-	-	-	-	-
Total Criticized loans (4)	$158,566	$150,143	$165,441	$182,570	$195,733

Classified loans as a % of total loans/leases (3)	1.25%	1.03%	1.17%	1.07%	1.08%
Total Criticized loans as a % of total loans/leases (4)	2.34%	2.20%	2.41%	2.75%	2.99%

(1)	During the first quarter of 2024, the Company revised the risk rating scale used for credit quality monitoring.
(2)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(3)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11 (7 or 8 prior to January 1, 2024), regardless of performance, and include loans identified as Substandard or Doubtful.

(4)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 (6, 7, or 8 prior to January 1, 2024), regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2024	2024	2023	2024	2023
	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,588,587	$2,552,962	$2,448,957
m2 Equipment Finance, LLC	310,915	349,166	345,682
Cedar Rapids Bank and Trust	2,614,570	2,625,943	2,419,146
Community State Bank	1,531,559	1,519,585	1,426,202
Guaranty Bank	2,342,958	2,360,301	2,281,296

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,126,566	$2,205,465	$1,878,375
Cedar Rapids Bank and Trust	1,882,487	1,765,964	1,748,516
Community State Bank	1,256,938	1,269,147	1,169,921
Guaranty Bank	1,824,139	1,778,453	1,771,371

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,048,926	$2,090,856	$1,983,679
m2 Equipment Finance, LLC	320,237	353,259	350,641
Cedar Rapids Bank and Trust	1,761,467	1,743,809	1,698,447
Community State Bank	1,159,389	1,161,805	1,099,262
Guaranty Bank	1,814,622	1,832,331	1,762,027

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	96%	95%	106%
Cedar Rapids Bank and Trust	94%	99%	97%
Community State Bank	92%	92%	94%
Guaranty Bank	99%	103%	99%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	79%	82%	81%
Cedar Rapids Bank and Trust	67%	66%	70%
Community State Bank	76%	76%	77%
Guaranty Bank	77%	78%	77%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.49%	1.49%	1.48%
m2 Equipment Finance, LLC	4.22%	4.11%	3.80%
Cedar Rapids Bank and Trust	1.44%	1.38%	1.39%
Community State Bank	0.98%	1.06%	1.23%
Guaranty Bank	1.25%	1.14%	1.18%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.09%	0.76%	0.67%	0.88%	0.92%
Cedar Rapids Bank and Trust	3.12%	2.52%	3.78%	2.92%	3.17%
Community State Bank	1.30%	1.46%	1.11%	1.32%	1.34%
Guaranty Bank	0.91%	1.28%	1.41%	1.12%	1.16%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.53%	3.50%	3.41%	3.43%	3.37%
Cedar Rapids Bank and Trust	3.95%	3.88%	3.84%	3.84%	3.83%
Community State Bank	3.77%	3.76%	3.74%	3.75%	3.87%
Guaranty Bank (3)	3.18%	3.12%	3.07%	3.07%	3.18%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$-	$-	$(8)
Community State Bank	(1)	(1)	(1)	(4)	67
Guaranty Bank	504	496	706	1,698	2,243
QCR Holdings, Inc. (4)	(32)	(32)	(32)	(129)	(129)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(3)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.97% for the quarter ended December 31, 2024, 2.94% for the quarter ended September 30, 2024 and 2.95% for the quarter ended December 30, 2023.
(4)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2024	2024	2024	2024	2023
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$997,387	$976,620	$936,319	$907,342	$886,596
Less: Intangible assets	149,657	150,347	151,468	152,158	152,848
Tangible common equity (non-GAAP)	$847,730	$826,273	$784,851	$755,184	$733,748

Total assets (GAAP)	$9,026,030	$9,088,565	$8,871,991	$8,599,549	$8,538,894
Less: Intangible assets	149,657	150,347	151,468	152,158	152,848
Tangible assets (non-GAAP)	$8,876,373	$8,938,218	$8,720,523	$8,447,391	$8,386,046

Tangible common equity to tangible assets ratio (non-GAAP)	9.55%	9.24%	9.00%	8.94%	8.75%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ADJUSTED NET INCOME (1)	2024	2024	2024	2024	2023	2024	2023
	(dollars in thousands, except per share data)
Net income (GAAP)	$30,225	$27,785	$29,114	$26,726	$32,855	$113,850	$113,558

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	-	-	-	(356)
Fair value gain (loss) on derivatives, net	(2,594)	(542)	(145)	(144)	(460)	(3,425)	(997)
Loss on syndicated loan	-	-	-	-	-	-	$(210)
Total non-core income (non-GAAP)	$(2,594)	$(542)	$(145)	$(144)	$(460)	$(3,425)	$(1,353)

Expense:
Goodwill impairment	-	431	-	-	-	431	-
Post-acquisition compensation, transition and integration costs	-	-	-	-	-	-	164
Restructuring expense	-	1,544	-	-	-	1,544	-
Total non-core expense (non-GAAP)	$-	$1,975	$-	$-	$-	$1,975	$164
Adjustment of tax expense related to the Tax Act	-	-	-	-	-	-	$2,919
Adjusted net income (non-GAAP) (1)	$32,819	$30,302	$29,259	$26,870	$33,315	$119,250	$115,075

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$32,819	$30,302	$29,259	$26,870	$33,315	$119,250	$115,075
Weighted average common shares outstanding	16,871,652	16,846,200	16,814,814	16,783,348	16,734,080	16,829,004	16,732,406
Weighted average common and common equivalent shares outstanding	17,024,481	16,982,400	16,921,854	16,910,675	16,875,952	16,959,853	16,866,391

Adjusted earnings per common share (non-GAAP):
Basic	$1.95	$1.80	$1.74	$1.60	$1.99	$7.09	$6.88
Diluted	$1.93	$1.78	$1.73	$1.59	$1.97	$7.03	$6.82

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$32,819	$30,302	$29,259	$26,870	$33,315	$119,250	$115,075
Average Assets	$9,050,280	$8,968,653	$8,776,002	$8,550,855	$8,535,732	$8,837,393	$8,165,805

Adjusted return on average assets (annualized) (non-GAAP)	1.45%	1.35%	1.33%	1.26%	1.56%	1.35%	1.41%
Adjusted return on average equity (annualized) (non-GAAP)	13.19%	12.60%	12.69%	11.90%	15.64%	12.61%	13.94%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$61,204	$59,722	$56,163	$54,699	$55,736	$231,788	$221,006
Plus: Tax equivalent adjustment (4)	9,698	9,544	8,914	8,377	7,954	36,532	28,237
Net interest income - tax equivalent (Non-GAAP)	$70,902	$69,266	$65,077	$63,076	$63,690	$268,320	$249,243
Less: Acquisition accounting net accretion	471	463	268	363	673	1,565	2,173
Adjusted net interest income	$70,431	$68,803	$64,809	$62,713	$63,017	$266,755	$247,070
Average earning assets	$8,241,190	$8,183,196	$7,999,044	$7,807,720	$7,631,035	$8,058,631	$7,435,361

Net interest margin (GAAP)	2.95%	2.90%	2.82%	2.82%	2.90%	2.88%	2.97%
Net interest margin (TEY) (Non-GAAP)	3.43%	3.37%	3.27%	3.25%	3.32%	3.33%	3.35%
Adjusted net interest margin (TEY) (Non-GAAP)	3.40%	3.34%	3.26%	3.24%	3.29%	3.31%	3.32%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$53,499	$53,565	$49,888	$50,690	$60,938	$207,642	$210,531
Net interest income (GAAP)	$61,204	$59,722	$56,163	$54,699	$55,736	$231,788	$221,006
Noninterest income (GAAP)	30,625	27,157	30,889	26,858	47,729	115,529	132,684
Total income	$91,829	$86,879	$87,052	$81,557	$103,465	$347,317	$353,690

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	58.26%	61.65%	57.31%	62.15%	58.90%	59.78%	59.52%
Adjusted efficiency ratio (core noninterest expense/core total income) (Non-GAAP)	56.25%	58.45%	57.19%	62.01%	58.57%	58.37%	59.18%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.